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                                                                    EXHIBIT 10.1


                           NSTAR EXCESS BENEFIT PLAN

                          (EFFECTIVE AUGUST 25, 1999)

                                   ARTICLE I

              Background; Amendment and Replacement of Prior Plans
              ----------------------------------------------------

     The NSTAR Excess Benefit Plan set forth herein (the "Plan") amends and replaces in their entirety, effective August 25, 1999, the Boston Edison Company Excess Benefit Plan (As Amended January 1, 1999) (The "Edison Excess Plan") and the excess benefit portion of the Executive Salary Continuation and Excess Benefit Plan For Employees of Commonwealth Energy System and Subsidiary Companies (As Amended as of January 1, 1993) (the "CES Excess Plan").

     Therefore, pursuant to the applicable provisions of the Edison Excess Plan and the CES Excess Plan, said plans are terminated effective August 25, 1999 and no further benefits are payable thereunder to any Participant in this Plan or his or her beneficiary.

                                  ARTICLE II

                                Purpose of Plan
                                ---------------

     This Plan is maintained by NSTAR (the "Company") for certain members of the NSTAR Pension Plan, as amended from time to time (the "Pension Plan") described below (the "Participants"), and their spouses.
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     The purpose of the Plan is to restore retirement benefits with respect to those Participants who retire or have retired under the Pension Plan and whose Pension Plan benefits are, or will be, reduced by (i) the limitations imposed under section 415 of the Internal Revenue Code (as amended and in effect from time to time, the "Code"), or (ii) the limitations imposed under Section 401(a)(17) of the Code. For purposes of this Plan, the limitations described in the preceding sentence (the "Limitations") shall be deemed to include the corresponding limitations set forth in, or applicable under, the terms of the Pension Plan.

     With respect to those Participants whose Pension Plan benefits are, or will be, reduced by the limitations imposed under section 415 of the Code, the Plan is intended to be an "excess benefit plan" within the meaning of section 3(36) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and shall be administered in a manner consistent with that intent. With respect to those Participants whose Pension Plan benefits are, or will be, reduced by the limitations imposed under section 401(a)(17) of the Code, the Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(3) of ERISA, and shall be administered in a manner consistent with that intent.

     Nothing in the Plan shall be deemed to require the setting aside of any assets, in trust or otherwise, for the payment of Plan benefits. Interests in the Plan are non-assignable, and are not subject to alienation, anticipation, garnishment, attachment or any other legal process. A Participant's or beneficiary's rights to benefits under the Plan shall be no greater than the rights of a general, unsecured creditor of the Company or its affiliates. However, the Company or its affiliates may establish one or more trusts of which the Company or its affiliate is treated as the

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owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may from time to time deposit funds in such grantor trust or trusts to facilitate payment of benefits provided under the Plan. In the event the Company or its affiliate establishes such a grantor trust or trusts with respect to the Plan and at the time of a Change of Control (as defined in Appendix A attached hereto) any such trust (i) has not been terminated or revoked and (ii) is not fully funded (as determined in its sole discretion by a majority of the individuals who were members of the Executive Personnel Committee as defined in the Pension Plan (the "EPC") immediately prior to a Change of Control), the Company or its affiliate shall within ten days of such Change of Control deposit in such grantor trust or trusts assets sufficient to cause the trust or trusts to be fully funded (as determined in its sole discretion by the majority of the individuals who were members of the EPC immediately prior to a Change of Control).

     Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Company or an affiliate.

                                 ARTICLE III

                                   Benefits
                                   --------

     Each Participant in the Plan, or the surviving spouse of a deceased Participant, shall be entitled to a benefit, payable in accordance with Article III below, equal to the excess (if any) of:

     (a) the amount of the Participant's or surviving spouse's benefit under the Pension Plan, computed under the provisions of the Pension Plan without regard to the Limitations, over

     (b) the amount of the Participant's or surviving spouse's benefit under the Pension Plan, computed taking into account the Limitations.

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                                  ARTICLE IV

                              Payment of Benefits
                              -------------------

     Benefits payable under the Plan shall be payable to each Participant or to his or her surviving spouse as follows:

     (a) If the Participant or surviving spouse does not make the election described in (b) below, the benefit shall be paid in the same form and manner, and commencing at the same time, as the benefits payable to such person under the Pension Plan.

     (b) A Participant may at any time, not later than the end of the calendar year prior to commencement of payment and subject to such other limitations as the EPC may prescribe, irrevocably elect in writing to receive his or her benefits hereunder in a form or at a time other than that in which such person's benefits under the Pension Plan are payable.

     (c) Notwithstanding (a) and (b) above, the EPC may in its discretion, upon the written request of a Participant or his or her surviving spouse, commute remaining Plan benefits to a single lump sum (using an interest rate determined by the EPC in its sole discretion) or otherwise make such benefits payable in a different form. In determining whether to pay a benefit in a lump sum or otherwise to vary the form of payment, the EPC shall take into account the interests of the Company as well as considerations (such as financial hardship) applicable to the individual petitioning for a different form of payment.

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                                   ARTICLE V

                            Administration; Claims
                            ----------------------

     The Plan shall be administered and construed by the EPC in its sole discretion. The EPC may delegate administrative tasks under the Plan to employees of the Company or its affiliate or others. Claims for benefits hereunder, and appeals from the denial of any such claim, shall be subject to the same procedures as those which apply to claims for benefits under the Pension Plan, except that references to the "Committee" shall be deemed to refer to the EPC.

                                  ARTICLE VI

                           Amendment and Termination
                           -------------------------

     The Plan may be amended or terminated by the Company or the EPC. However, no amendment or termination shall reduce or otherwise adversely affect the rights of any Participant or his or her beneficiary to benefits accrued under the Plan immediately prior to such amendment or termination without his or her prior written consent, and no amendment or termination following a Change of Control shall eliminate or reduce the Company's or its affiliates' obligations to deposit assets in the grantor trust as described in Article 1. Furthermore, following a Change of Control, this Article VI may not be amended.


                                  ARTICLE VII

                                 Governing Law
                                 -------------

     The Plan shall be construed in accordance with the laws of Massachusetts to the extent such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

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     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 4th day of August, 2000.

                              NSTAR

                              By: /s/ Thomas J. May
                                  -----------------

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                                  Appendix A
                                  ----------
                              "Change of Control"

     For the purposes of this Plan, a "Change of Control" shall mean:

1. The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding common shares (or shares of common stock) of the Parent (the "Outstanding Parent Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent or an affiliate of the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or any affiliate of the Parent or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Appendix A; or

2. Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but

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excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or

3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or the Company or such

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entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or

4. Approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.

     For purposes of this Appendix A, the term "Parent" shall mean NSTAR, or, if any entity shall own, directly or indirectly through one or more subsidiaries, more than 50% of the outstanding common shares of NSTAR, such entity, and (ii) the term "Person" shall mean any individual, corporation, partnership, company, limited liability company, trust or other entity, which term shall include a "group" within the meaning of Section 13(d) of the Securities Act of 1934, as amended.

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